United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2020
Isoray, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 8, 2020, Isoray, Inc. (“Isoray” or the “Company”) held its Fiscal 2021 Annual Meeting of Stockholders (“Annual Meeting”), where three proposals were voted on. The proposals are described in detail in Isoray’s definitive proxy statement filed with the Securities and Exchange Commission on October 27, 2020. Of the 68,956,844 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 55,382,117 common and preferred shares (or 80.31%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve until the fiscal 2022 annual meeting of stockholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Lori A. Woods	12,099,347	6,751,238	36,531,532

Philip J. Vitale, M.D	11,476,552	7,374,033	36,531,532

Michael W. McCormick	11,415,600	7,434,985	36,531,532

Alan Hoffmann	11,399,419	7,451,166	36,531,532

Proposal 2. The stockholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2021. The votes on this proposal were:

For	Against	Abstain
40,583,004	10,116,145	4,682,968

Proposal 3. The stockholders approved, on an advisory basis, 1 year as the frequency for the advisory vote on the approval of compensation of Isoray’s named executive officers. The votes on this proposal were:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
8,237,631	706,342	6,028,626	3,877,986	36,531,532

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2020

Isoray, Inc., a Delaware corporation

 By: /s/ Lori A. Woods

       Lori A. Woods, CEO